                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 7, 1996 included in this Form 10-K, into Southwest Gas Corporation's previously filed registration statements on Form S-8 (File No. 33-35737), Form S-8 (File No. 33-58135), Form S-3 (File No. 33-58137) and Form S-3 (File No. 33-62143).

                                                     ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 26, 1996

                                  Exhibit 23.01